SUBLEASE AGREEMENT


         This sublease agreement ("Agreement") for 901 Mariner's Island Blvd., Suite 275, San Mateo, CA 94404 (the "Office Space"), dated and effective as of January 1, 1996, is by and between SciClone Pharmaceuticals, Inc. ("SCLN") and Cord Blood Registry, Inc. ("CBR").

         WHEREAS, SCLN wishes to sublease the Office Space to CBR; and

         WHEREAS, CBR wishes to sublease the Office Space from SCLN.

         NOW, THEREFORE, BE IT RESOLVED, that CBR and SCLN agree as follows:

         1. Rent. CBR shall pay directly to SCLN on a month-to-month basis, rent for the Office Space at the rate stated in the attached Appendix A.

         2. Termination. Upon 120 days written notice to the other, either CBR or SCLN may terminate this Agreement.

                   In the event SCLN terminates this Agreement, CBR shall vacate the Office Space within 120 days from its receipt of SCLN's termination notice.

                   If this Agreement is not otherwise terminated then it shall terminate on April 30, 1998.

         3. Improvements. CBR will have the right to improve the Office Space, upon its receipt of SCLN's and Spieker Properties' ("Spieker") prior written approval, including opening wall space and the installation of telephone and data equipment lines and jacks, as necessary and appropriate. Such improvements and/or modifications to the Office Space, shall become SCLN's property upon termination of this Agreement.

         4. Use. CBR will maintain the Office Space as per SCLN's agreement with Spieker, as stated in the original lease agreement, dated September 10, 1991 ("Original Lease"), as amended.

         5. Expenses. CBR will pay, on a pass-through basis, incremental operating expenses charged to SCLN by Spieker, as stated in Appendix A attached hereto.


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         6. Notices. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five (5) days after mailing by registered or certified mail, postage paid, to the other party at the following address:

                   In the case of SciClone Pharmaceuticals:

                           SciClone Pharmaceuticals, Inc.
                           901 Mariners Island Boulevard, #315
                           San Mateo, California 94404
                           Telephone:  415/358-3456
                           FAX:  415/358-3469
                           Attention:  Mark A. Culhane, CFO

                   In the case of Cord Blood Registry:

                           Cord Blood Registry, Inc.
                           901 Mariners Island Boulevard, #275
                           San Mateo, California 94404
                           Telephone:  415/______________________
                           FAX:  415/_________________________
                           Attention:  President



         To the extent not otherwise modified herein, all other terms and conditions of the Original Lease, as amended, shall apply to this Agreement, as agreed to this 3rd day of January, 1996.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.


SCICLONE PHARMACEUTICALS, INC.           CORD BLOOD REGISTRY, INC.



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